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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 28, 2001, on our audit of the consolidated financial statements of Behavioral Healthcare Corporation, in the Registration Statement (Form S-1) and related Prospectus of Ardent Health Services LLC dated October 31, 2003.

                                          /s/ ERNST & YOUNG LLP
Nashville, Tennessee
October 29, 2003
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 16, 2003, on our audit of the consolidated financial statements of St. Joseph Healthcare System and Subsidiaries, in the Registration Statement (Form S-1) and related Prospectus of Ardent Health Services LLC dated October 31, 2003.

                                          /s/ ERNST & YOUNG LLP
Nashville, Tennessee
October 29, 2003

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 30, 2003, on our audit of the financial statements of Samaritan Hospital (A Division of CHCK, Inc.), in the Registration Statement (Form S-1) and related Prospectus of Ardent Health Services LLC dated October 31, 2003.

                                          /s/ ERNST & YOUNG LLP
Nashville, Tennessee
October 29, 2003

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 15, 2003, on our audit of the financial statements of Baton Rouge Health System, LLC, in the Registration Statement (Form S-1) and related Prospectus of Ardent Health Services LLC dated October 31, 2003.

                                          /s/ ERNST & YOUNG LLP
Nashville, Tennessee
October 29, 2003